                                                                   EXHIBIT 10.14

                               AMENDMENT NO. 1 TO
                    LOAN AGREEMENT AND REVOLVING CREDIT NOTE



         THIS AMENDMENT, dated as of June 10, 1999, by and between Saturn Electronics Texas, L.L.C., a Texas limited liability company, of Auburn Hills, Michigan ("Company"), and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan ("Bank").


                              W I T N E S S E T H:

         WHEREAS, said parties desire to amend that certain Loan Agreement dated April 16, 1998 (the "Agreement"), entered into by and between Company and Bank to extend the maturity date of the Revolving Credit Note delivered by Company pursuant to the Agreement (the "Note").

         NOW, THEREFORE, it is agreed that the first sentence of Section 1.2 of the Agreement is amended by deleting the date June 1, 1999 where it appears therein and replacing it with the date June 1, 2000.

         IT IS FURTHER AGREED that the Note is amended to conform with the Agreement by providing for a maturity date of June 1, 2000 in lieu of June 1, 1999.

         This Amendment shall be effective as of the date hereof. Except as modified hereby, all of the terms and conditions of the Agreement and the Note shall remain in full force and effect. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's Articles of Organization or Membership Regulations, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of the Company set forth in Sections 3.1 through 3.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         This Amendment may be executed in counterparts, of which this is one, all of which shall constitute one and the same instrument.

   WITNESS the due execution hereof as of the day and year first above written.

BANK:                                        COMPANY:

COMERICA BANK                                SATURN ELECTRONICS TEXAS, L.L.C.



By:          [SIG]                           By:
    ----------------------------                  ------------------------------
Its:       Officer                           Its:
    ----------------------------                  ------------------------------